EXHIBIT 10(q)
                                                                   -------------

Confidential Treatment Requested as to certain information contained in this
Exhibit 10(q) and filed separately with the Securities and Exchange Commission.

                           TURN-KEY PROJECT AGREEMENT
                                 March 16, 2006

1.   THE PARTIES

     Spire Corporation (the "Seller"), a business incorporated in the Commonwealth of Massachusetts, with its principal place of business at One Patriots Park, Bedford, Massachusetts, 01730-2396, U.S.A.;

     *** (the "Buyer"), a business organized under the laws of ***, with a principal place of business at ***

2.   OBJECT OF AGREEMENT

     Seller agrees to deliver at Buyer's site a fully operative Photovoltaic Cell Manufacturing Line on "turn-key" basis, providing a nominal ***MW annual production line producing 15% efficient cells (the "Manufacturing Line"), consisting of the products defined in Article 3 below (the "Products") which Buyer agrees to buy from Seller and Seller agrees to sell to Buyer and install at Buyer's site, pursuant to the provisions of this Agreement hereinafter set forth. Such provisions shall prevail and no other article, condition, clause or term shall have any effect unless specifically admitted by this document.

     The Manufacturing Line will produce a minimum of 15% efficient cells from mono- crystalline or multi-crystalline wafers based upon wafers with a silicon minority carrier lifetime specified by Seller. The Manufacturing Line shall be an automated cell manufacturing line capable of handling wafer sizes of 100mm, 125mm and 156mm and said mono and multi crystalline wafers.

     Seller further agrees to supply to Buyer prior to the starting date of production of the cells by the Manufacturing Line or within 60 days after shipment of the Products, approximately 1,500,000 wafers, a volume which should approximate a cell electrical capacity of ***MW under the specific terms and conditions set forth in Article 11.

3.   SHIPMENT OF THE PRODUCTS

     The Products bought by Buyer and sold by Seller are set forth in this
     Article 3 and will be shipped to Seller as further described in Article 4 on or before October 31, 2006. Partial shipments are allowed as needed and any shipment may be transshipped as may be appropriate. The Products may be delivered to Buyer directly by Seller or by any of Seller's sub-vendors, but in the latter case, Seller shall be responsible for the compliance of the shipment schedule to be agreed with Buyer in the Final Design Review Meeting (as such term is defined in Article 5.b). The principal items among the Products are set forth below (specifications for these items appear in Attachment A):

     *** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

     Etch Station                                          (Quantity: 1)
     Dopant Spray Coater                                   (Quantity: 2)
     Belt Diffusion Furnace                                (Quantity: 2)
     Plasma Etcher                                         (Quantity: 1)
     HF Etch Station                                       (Quantity: 1)
     Surface Resistivity Tester                            (Quantity: 1)
     PECVD AR Coater                                       (Quantity: 1)
     Screen Printer & Collator                             (Quantity: 1)
     Belt IR Furnace                                       (Quantity: 1)
     Screen Printer & Collator                             (Quantity: 1)
     Belt IR Dryer                                         (Quantity: 1)
     Screen Printer & Collator                             (Quantity: 1)
     Belt IR Furnace                                       (Quantity: 1)
     Screen Tension Gauge                                  (Quantity: 1)
     Spare Parts/Miscellaneous                             (Quantity: 1)

     Non-Major Equipment
     -------------------
     Surface Resistivity Tester                            (Quantity: 1)
     Vacuum Leak Detector                                  (Quantity: 1)
     Screen Cleaner                                        (Quantity: 1)
     Microscope (stereo zoom 10.5 to 45.0x                 (Quantity: 1)
     Wafer Lifetime Tester                                 (Quantity: 1)

     All transport mechanisms needed to move and handle the processed wafers between the major equipment during the manufacturing process of the Manufacturing Line, including cassettes, carriers, carts, and the like.

4.   PRICE AND TERMS OF PAYMENT

     The price for the Manufacturing Line, including engineering support, technical and design documents, technical services, the installation of all the Products and the Manufacturing Line, in conformity with all applicable technical or other *** regulations or standards, technical training, 30kW of training materials, start up operations to make the Manufacturing Line fully operative in accordance with the provisions set forth below, and Warranty (after-service support) during the first two (2) years of operation, is a total of U.S. $6,750,000.00 (Six Million, Seven Hundred Fifty Thousand U.S. Dollars), hereinafter the "Purchase Price", Ex-Works Factory ("Factory" in this case refers to the factory from which any unit of equipment is shipped to Buyer's site). Buyer shall provide all reasonable support possible to Seller regarding applicable *** regulations or standards. The price breakdown of the Products is as listed below:

     *** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

 Item  Quantity           Item                                      Price U.S. $
 -------------------------------------------------------------------------------

 1         1    Etch Station                                             $***
 2         2    Dopant Spray Coater                                       ***
 3         2    Belt Diffusion Furnace                                    ***
 4         1    Plasma Etcher                                             ***
 5         1    HF Etch Station                                           ***
 6         1    Surface Resistivity Tester                                ***
 7         1    PECVD AR Coater                                           ***
 8         1    Vacuum Leak Detector                                      ***
 9         1    Screen Printer & Collater                                 ***
 10        1    Belt IR Drier and Furnace                                 ***
 11        1    Screen Printer & Collater                                 ***
 12        1    Belt IR Dryer                                             ***
 13        1    Screen Printer & Collater                                 ***
 14        1    Belt IR Drier & Furnace                                   ***
 15        1    Screen Cleaner                                            ***
 16        1    Screen Tension Gauge                                      ***
 17        1    Microscope, Stereo Zoom 10.5 to 45x                       ***
 18        1    Wafer Lifetime Tester                                     ***
 19             Miscellaneous and 30kW of training Materials              ***
 20        1    Spare Parts                                      included above
 21             All transport mechanisms needed to move and
                handle the processed wafers between the major
                equipment during the manufacturing process of
                the Manufacturing Line, including cassettes,
                Carriers, carts and the like.                    included above
                                                                 --------------

                Total Equipment                                          $***
                                                                 --------------

 22        1    Engineering                                              $***
 23        1    Installation and Training                                $***
                                                                 --------------
                Total                                               $6,750,000
                                                                 --------------

          Buyer shall arrange for milestone payments to Seller in accordance with the schedule outlined below:

     A. Within 10 business days as of the execution date of this Agreement, Buyer shall pay Seller a down payment of US$*** U.S. Dollars ("Initial Down Payment").

     B. Within 15 business days as of the date of conclusion of the Preliminary Design Review Meeting and delivery by Seller to Buyer of the Provisional Project Documents, both

     C.   terms defined in Article 5(b), Buyer shall pay Seller US$*** U.S.
          Dollars.

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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

     D. Within 15 business days as of the date of conclusion of the Final Design Review Meeting and delivery by Seller to Buyer of the Final Project Documents, both terms defined in Article 5(b), Buyer shall pay Seller US$*** U.S. Dollars unless Buyer notifies Seller within this term its decision to not proceed with this Project as referred to hereunder.

     E. Within 15 business days as of the date of conclusion of the training to be carried out at Buyer's site or, as previously agreed between the parties in the aforementioned Final Design Review Meeting, at the site of the Seller and any of the Seller's sub-vendors, in accordance with the details set out in Article 7(c) below, Buyer shall pay Seller US$*** U.S. Dollars.

     F. Buyer shall establish through the appropriate banking facility a Irrevocable Confirmed Letter of Credit for the amount of US$*** U.S. Dollars.

          The above US$*** Irrevocable Confirmed Letter of Credit shall be opened by Buyer for the benefit of Seller within 120 days of the execution date of this Agreement and will be drawn down by Seller upon Ex-Works shipment of the Products by Seller in accordance with Article 3 above and with this Article 4. Such amount is to be proportionally drawn down against the equipment prices indicated in this Article.

     F. Within 15 business days as of the date of signature by Seller and Buyer of the Acceptance Form of Installation of the Manufacturing Line as defined in Article 5 (c), Buyer shall pay Seller US$*** U.S. Dollars.

     G. Buyer shall pay Seller US$*** U.S. Dollars in accordance with the below payment schedule:

     Upon the Manufacturing Line attaining the following performance specifications, Buyer shall release payment to Seller as below:

                                                           Cell         Cell
                                     afer Throughput    Efficiency   Reject Rate
                                    -----------------   ----------   -----------

a. Payment of $*** to Seller upon   *** MW annualized     13.4%          <5%

b. Payment of $*** to Seller upon   *** MW annualized     13.75%         <5%

c. Payment of $*** to Seller upon   *** MW annualized      14%           <5%

d. Payment of $*** to Seller upon   *** MW annualized     14.50%         <5%

e. Payment of $*** to Seller upon   *** MW annualized      15%           <5%

     *** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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

     The performance specifications and related payments outlined above shall be based upon consistent performance aggregated over a calendar month period and shall be inclusive of the accumulated values of the released payments. It is understood that such performance specification evaluation period shall extend nine (9) months from the Acceptance Form of Installation of the Manufacturing Line. Such performance specification evaluation period may be extended beyond the subject period if applicable and mutually agreed by Buyer and Seller. Regarding the Cell Efficiency parameters laid down above, a +-5% deviation due to measurement errors will be tolerated.

     Save otherwise agreed by Buyer and Seller, should the Manufacturing Line not perform in accordance with the specifications described in paragraph a. of the aforementioned payment schedule within 90 days as of the date of signature of the Acceptance Form of Installation of the Manufacturing Line, the Buyer shall be fully entitled to claim the right of non-payment for the amount mentioned under said point a. of the referred payment schedule, this is to say, $*** which will be treated as a reduction of the Purchase Price for non performance of the Manufacturing Line

     Save otherwise agreed by Buyer and Seller, should the Manufacturing Line not perform satisfactorily in accordance with the terms and conditions agreed in Article 5(c) within 9 months as of the date of signature of the Acceptance Form of Installation of the Manufacturing Line, the Buyer shall be fully entitled to claim the right of non-payment for any subject balance amount not yet released and paid, which will be treated as a reduction of the Purchase Price for non performance of the Manufacturing Line.

     If for any reason after the Final Design Review Meeting (as defined in Article 5.b) below), Buyer decides to not proceed further with this Project, Buyer shall notify Seller in writing of such decision within 10 days as of the date on which said meeting was held, and, upon receipt of said notification, Seller shall reimburse 50% of the amounts pre-paid by Buyer to Seller in account of the Purchase Price pursuant to section A) and
     B) above, that is to say, US$***, being the Seller entitled to keep the remaining 50%, that is to say, US$*** as the only compensation due by Buyer to Seller pursuant to the termination by Buyer of this Agreement

     The shipment schedule referred to in Article 3 is contingent upon receipt by Seller of Buyer's Initial Down Payment to be made within 10 business days as of the execution date of this Agreement. Any failure by Buyer to adhere to the payment plan as outlined in this Article 4 may cause Seller to revise said shipment schedule to be agreed between the parties in the Final Design Review Meeting.

     Should Seller fail to deliver any of the Products ultimately by January 31, 2007, Seller shall be liable to the following monthly Purchase Price reductions:

          o ***% of the Purchase Price if delivery is not made by the end of the month of February 2007;

          o ***% of the Purchase Price if delivery is not made by the end of the month of March 2007;


*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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

          o ***% of the Purchase Price if delivery is not made by the end of the month of April 2007;

          o ***% of the Purchase Price if delivery is not made by the end of the month of May 2007.

     Should the delay be longer than May 31, 2007, Buyer shall be entitled to terminate this Agreement by notifying Seller in writing of such decision and Seller shall immediately reimburse Buyer all payments made by Buyer to Seller on account of the Purchase Price. Upon receipt of said reimbursement, Buyer shall return to Seller all Products delivered to Buyer. Seller shall exclusively bear all costs, duties and related fees required for the re-packaging and shipment of said Products to Seller. In this case, Seller shall be liable to pay Buyer a penalty in the amount equivalent to ***% of the Purchase Price, which shall be paid by Seller to Buyer together with the aforementioned reimbursement.

     Notwithstanding the above, should the Buyer, at his sole discretion, decide not to exercise its right to terminate the Agreement according to the above paragraph, the penalty established for the month of May 2007 will remain applicable for each month of delay until all the Products are delivered to Buyer.

     Purchase Price reduction referred to above may be applied by Buyer against any outstanding amount of the Purchase Price due by Buyer to Seller pursuant to this Agreement.

5.   PERFORMANCE AND PERFORMANCE PERIOD

     a.   CONDITIONS PRECEDENT FOR SELLER TO BEGIN PERFORMANCE

          (i)  Turn-Key Project Agreement signed by both Parties;

          (ii) Initial Down Payment received by Seller.

     b.   PERFORMANCE

          A Preliminary Design Review Meeting ("PDRM") shall be held at Buyer's site within the first four (4) to five (5) weeks after the execution date of this Agreement. During the PDRM Seller shall provide Buyer with preliminary documents including but not limited to the following ("Provisional Project Documents"):

          i) All appropriate preliminary design documents, including general arrangement drawings, utilities, process flow diagrams, detailed facility infrastructure requirements, and the like.

          ii) Preliminary Project Schedule (including Products delivery/shipment targets).

          iii) Listing of potential vendors, including their delivery schedule, payment, technical specification, guarantee conditions, and the like.

          iv) Outline of training agenda and technical process manuals.

          v) Cell analysis (solar cell device modeling).

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

     Seller and Buyer shall agree to the design specifications to be implemented in the Project. Upon the receipt of Seller's detailed facility infrastructure requirements, Buyer shall provide to Seller all applicable technical information associated with the construction of the facility being designed and constructed to house such Manufacturing Line. Upon the conclusion of the PDRM, the Provisional Project Documents shall be signed by both parties to evidence their acceptance.

     A Final Design Review Meeting (FDRM) shall be held at Buyer's site (unless otherwise mutually agreed between the Parties) within the first four (4) to five (5) weeks after the PDRM was held. During the FDRM Seller shall provide Buyer with final documents as addressed in the PDRM to include, but not limited to the following ("Final Project Documents"):

     i) All final design documents, including general arrangement drawings, utilities process flow diagrams, detailed facility infrastructure requirements and general lay - out, maintenance and operation manuals, and the like.

     ii) Final Project Schedule (including Products delivery/shipment schedules).

     iii) Final selection of all Vendors including delivery schedule, technical specifications, guarantee conditions, and the like.

     iv) Final training agenda, dates and location(s).

     v) Final Cell analysis (solar cell device modeling, including technical and quality standards to be met).

     vi) Acceptance Protocols for individual Product(s)/equipment for mutual understanding purposes shall be mutually agreed upon. However, it is understood the Acceptance Form of Performance of the Manufacturing Line shall be the final document to establish contractual and Letter of Credit completion.

     The Final Project Documents shall be forwarded to Buyer prior to FDRM.

     Seller and Buyer shall attempt to aggregate shipments as best possible and utilize such aggregation of Product(s)/equipment for the applicable Letter of Credit drawn down by Seller.

     Seller shall make delivery in full of the Products, including all Products components, installation at the Buyer's site in accordance with standard industry practices as well as equipment training (use and maintenance), in accordance with the shipment schedule referred to in Article 3 (as stated in greater and more definitive detail in the shipment schedule to be agreed by the parties in the FDRM). Installation shall be defined as the mechanical set-up of all applicable equipment, and the mechanical operation such that the equipment performs the mechanical functions it was designed for as outlined in Attachment A. Seller shall provide all training services, training materials, Products equipment manuals, and the like, to Buyer within one (1) month of the complete installation of the Manufacturing Line. Training shall be conducted in accordance with the agenda and schedule to be agreed upon between Seller and Buyer in the FDRM. This requirement may be waived or altered by Buyer at its discretion (except that any expansion of this period may affect the total price as stated above). Every deliverable Products component shall be new; shall evidence high-quality workmanship, and be free of any defects in design, assembly and installation that may inhibit the smooth operation; and which satisfies the purpose of this Agreement. Each unit of deliverable Products, where applicable, shall correspond to the specifications attached as Attachment A; be accompanied by a standard spare parts package which shall be defined by Seller prior to the Ex-Works shipment; and be subject to a warranty as specified in Article 8 of this Agreement. Seller shall ensure that Buyer can enforce and take full benefit of each and every Products guarantee under the same terms and conditions guaranteed to Seller by the suppliers of the Products or their manufacturers.

     All of the Products components delivered by the Seller shall be packed using new and strong packaging appropriate for shipping, transportation, loading and unloading. According to the requirements of each unit of Products equipment and any other items included with them, the Seller shall, consistent with accepted industry practices, supply any protection necessary to protect such Products equipment and other items from humidity, water, rust, erosion, or any other environmental factor which may damage the Products equipment or other items, and to insure that the Products arrive at the Buyer's site safe and intact.

     Each package, box or crate shall include the following documents:

     1.   Two copies of a detailed packing list;
     2.   Operation, service and repair manuals;
     3.   Spare parts list;
     4. Two copies of assembly drawing as required for routine repair and maintenance;
     5. Original guarantees of each and every Product and any other legal documentation of the Products.

     c.   PERFORMANCE PERIOD

     The period of performance shall commence when the conditions precedent as described above are met and shall conclude with the delivery of the Products, the satisfactory installation of the same at a site specified by the Buyer, the satisfactory performance of the Manufacturing Line and the training of Seller's personnel as specified herein, are completed.

     The Products will be considered to be satisfactorily installed, when the Manufacturing Line is fully operative and capable of production. In such case, Seller and Buyer shall sign two originals of the so called "Acceptance Form of Installation of the Manufacturing Line" in accordance with the draft form enclosed herewith as Attachment B.

     The Manufacturing Line will be considered to be performing satisfactorily, should not later than the ninth (9th) month after the date of signature of the Acceptance Form of Installation of the Manufacturing Line, the following criteria be consistently met: (a) a minimum production capacity of 90% (1.875MW per month); (b) a minimum of 15% efficient cells produced (with a maximum margin of error of 5%, that is to say, a minimum of 14.25% efficient cells); and (c) a rejection level lower than 5% cells of total production. In the case that Parties cannot agree on the cell electrical characterization, the Parties agree that Fraunhofer Institute for Solar Energy Systems shall perform such independent evaluation for electrical characterization and be the definitive authority. In such case, Seller and Buyer shall sign two originals of the so called "Acceptance Form of Performance of the Manufacturing Line" in accordance with the draft form enclosed herewith as Attachment C. Notwithstanding the foregoing, the required minimum monthly production capacity of 1.875MW per month referred to above may be modified for one or various months/time periods provided that the parties agree so in writing.

6.   ALTERATIONS TO PRODUCTS

     The Products specified in Article 3 above and as described in detail in Attachment A hereto are Products manufactured, assembled and/or procured by Seller. Any requirement by Buyer to have Seller modify specifications and features of the Products beyond the specification and features agreed in the FDRM may affect the Purchase Price, even if such modification eliminates a feature or relaxes a specification, as all changes require an engineering charge. Other charges may apply. Buyer will submit all such requirements to Seller as soon as they become known. Seller will advise Buyer as soon as practical the effect all such requirements are estimated to have on price, delivery schedule, performance, and warranties as herein stated. In particular, Buyer agrees that any subsequent requirement other than addressed above thereafter agreed upon by the Parties will constitute a change in Seller's performance requirements and may further affect the delivery schedule cited above. In the event of any changes required by Buyer, Buyer hereby releases Seller from strict adherence to this schedule, although Seller is expected to minimize or eliminate any delay that may result from changes required by Buyer. Seller reserves the right to make changes to the type or source of parts used to manufacture the components of the Products to eliminate any procurement problems or to improve quality of operations. Prior to the implementation of any of those changes, Seller shall explain to Buyer the proposed Products alterations/changes and provide Buyer with sufficient evidence that the proposed changes or alterations of the Products do not jeopardize the quality and technical specifications of the originally agreed Products to be alter or replaced.

7.   CERTAIN RESPONSIBILITIES OF BUYER AND SELLER

     a. INSTALLATION SITE PREPARATION. Buyer will have an installation site, including but not limited to utility/facility (power, water, compressed air, factory floor space) requirements in accordance with the lay-out agreed with Seller in the FDRM, prepared for Seller to install the Products at the time of its arrival at the location/address specified by Buyer. Within thirty (30) days after the arrival of the last Product at such location/address, Buyer and Seller shall agree on the date on which Seller shall start the installation of the Products at Buyer's site. Any delay for any reason (save for FORCE MAJEURE) arising with the Buyer that delays the starting date of the installation beyond one hundred twenty (120) days after the agreed start installation date of the Products at Buyer's site, will entitle Seller, at its option, to terminate this Agreement by notifying Buyer in writing of such decision and Seller shall be entitled to retain all payments made by Buyer on account of the Purchase Price. In addition, any direct added costs incurred by Seller by reason of Buyer's failure to proceed with installation of the Products and training of its personnel shall be charged to Buyer, invoiced separately, and payable thirty (30) days from invoice date with the maximum limit of US$*** U.S. Dollars).


     *** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

          Any delay for any reason (save for FORCE MAJEURE) arising with the Seller that delays the starting date of the installation beyond one hundred twenty (120) days after the agreed start installation date of the Products at Buyer's site, will entitle Buyer, at its option, to terminate this Agreement by notifying Seller in writing of such decision and Seller shall immediately reimburse Buyer all payments made by Buyer to Seller on account of the Purchase Price against return to the Seller of the Products. In addition, any direct added costs incurred by Buyer by reason of Seller's failure to proceed with installation of the Products, including the expenses and costs incurred by the Buyer for the construction and preparation of the Buyer's site in accordance with the Final Project Documents, hiring and training of personnel and obligations assumed in relation to third parties (clients, suppliers, public authorities, lost of subsidies, etc.) shall be charged to Seller, invoiced separately, and payable thirty (30) days from invoice date with the maximum limit of US$***U.S. Dollars).

     b. OPENING AND UNPACKING PRODUCTS AT BUYER'S SITE. Buyer shall inform Seller of the date upon which it intends to open and unpack shipping containers so as to give Seller twenty (20) days notice. Seller may send its representative(s) to witness opening and unpacking task at its expense. If Seller witnesses the opening and unpacking task at Buyer's site, it shall make note of any missing, defective or damaged equipment or part, or of any other non-conformity once the same is jointly established by both parties. If Seller is not present and there is any missing, defective, or damaged equipment or part, or there is any other non-conformity present, Buyer shall notify Seller immediately in writing with appropriate documentation. Seller shall correct such non-conformities in accordance to the extent necessary to ensure that all deliverable item in proper working order are present when installation commences, provided that any non-conformity is the sole responsibility of Seller

     Seller has the right to photograph or videotape the container opening and inspection process.

     Defects discovered during the warranty period will be treated in accordance with the provisions of the warranty attached hereto as Attachment D.

     c. TRAINING. Seller will provide to Buyer training during the course of the installation process for up to four (4) operators per unit of equipment at Buyer's site. All such training is understood to be additional to any training conducted at the Seller's site, or if previously agreed by the parties at any sub-vendor's facility, and is associated with any "on-the-job-training" conducted during the installation process. Additionally, Seller will fully train Buyer's technicians at Seller's site prior to the installation of the Manufacturing Line and on the period and conditions previously agreed with Buyer during the FDRM. All the foregoing training costs will be deemed to be included in the Purchase Price. All such trainees must be proficient in spoken and written English, or Buyer must provide a skilled interpreter/ translation expert to render Seller's trainer/installer's instructions into trainee's native language in an effective and efficient manner. Seller will provide operation, repair and maintenance manuals to Buyer in English, and will attempt to provide them to Buyer sufficiently in advance of the installation process to allow Buyer to translate or have them translated and copied. Seller does not warrant the content of such documents if translated. Further details regarding the training program for Buyer's personnel to be agreed between the Parties in the FDRM. Seller will provide Buyer with training materials capable of producing a minimum of 30kW of 15% efficient cells (included in the Purchase Price).


*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

     d. WARRANTY (AFTER-SERVICE SUPPORT). Seller will provide Buyer appropriate warranty (after-service support) associated with the Manufacturing Line and the Products during the first two (2) years after the date of signing by Seller and Buyer of the Acceptance Form of Installation of the Manufacturing Line referred to in Article 5
          (c).

     e. INTERNATIONAL QUALITY CERTIFICATIONS. Seller will cooperate with Buyer to assist it to obtain the necessary international quality certification(s), allowing Buyer to sell its cells on the worldwide market.

8.   WARRANTY

     Seller sells the Products set forth herein with a Warranty as shown in Attachment D hereto. It is this Warranty and no other that shall apply to any claims of defects in parts and/or labor on any unit of the Products, save for any mandatory product liability rules applicable in the jurisdiction of the Buyer.

9.   PERFORMANCE GUARANTEE:

     Provided that the Buyer has satisfied its obligations as set forth herein, Seller will provide Performance Guarantees in accordance with the Acceptance Protocols to be agreed between the parties in the FDRM.

     In the event that the results of the Acceptance Protocols show that the Product(s) fail to meet one or more of the Performance Guarantee conditions, and such failure is not demonstrably attributable to Buyer, Seller, at no additional charge to Buyer, shall undertake actions to correct such defective performance.

     The liabilities expressly or implicitly assumed by Seller under this Agreement shall be Seller's only liability hereunder, at contract and law (save for mandatory rules which will necessarily apply), and Buyer hereby releases Seller from any and all liability and claims of liability in excess thereof.

10.  INDEMNITY

     Buyer shall indemnify, defend, protect and hold harmless Seller from any action, suit, complaint, allegation and controversy of whatever kind which originates in Buyer's operation of the installed Products and the sale or use of any products that was manufactured using the Products, provided that Buyer failed to follow the instructions for use provided by Seller in their entirety, and provided also that no portion of the cause has its origin in any act of gross negligence on the part of Seller.

     Seller shall indemnify, defend, protect and hold harmless Buyer from any action, suit, complaint, allegation and controversy of whatever kind directed against Buyer which originates from a violation or infringement of any of the invention rights, patents, designs, copyrights, trade marks, service marks, data basis, topographic rights, trade secrets, know-how and other similar rights which may apply to the Products, whether or not such rights have been registered. Seller shall have the right to modify, at its own expense, the design and/or the Product(s) in order to remove any infringement violation so long as such modifications do not alter the performance of such Product(s).

11.  WAFERS SUPPLY COMMITMENTS

     Seller undertakes to supply Buyer a maximum of approximately 1,500,000 wafers, a volume which should approximate a cell electrical capacity of ***MW prior to the starting date of production of the cells by the Manufacturing Line or within 60 days after the shipment of the Products. Buyer shall confirm to Seller the amount of wafers to be supplied through specific written orders. Said supply orders shall include (i) quantity of wafers ordered (ii) date of delivery (iii) purchase price (iv) payment conditions and (v) technical specifications of the wafers ordered.

     Before Seller purchases from any third party (supplier, sub-vendor, etc.) the wafers to be supplied to Buyer according to this Article 11, Seller should notify Buyer the terms and conditions of such purchase. Buyer shall provide approval for the purchase of said wafers within a maximum of 1 month as of the date Seller requested its approval for the purchase. Such approval will not be unreasonable withheld.

     This Seller's supply obligation may be cancelled by Buyer, provided that Buyer gives Seller, at least, one (1) month's written notice of cancellation from the date Buyer ordered the wafers from Seller.

     The quality of the wafers supplied by Seller to Buyer must be sufficient to guarantee that the Manufacturing Line produces cells with a minimum of 15% electrical efficiency. Should Buyer purchase from other suppliers mono-crystalline or multi-crystalline wafers with the same quality (as defined in the FDRM documents) than those that Seller would be able to supply to Buyer but on better price conditions, Seller shall not be able to allege that those wafers do not allow the Manufacturing Line to produce cells with the agreed electrical efficiency which is the subject matter of this Agreement.

     Without prejudice to the above, should Purchaser acquires from a third party wafers with lower quality than those defined in the FDRM documents, the Parties shall agree in writing on the cell electrical characterization of the cells to be produced by the Manufacturing Line from such wafers. Should the Parties fail to reach an agreement on the cell electrical characterization of the cells to be produced from said wafers acquired by the Purchaser, it is hereby agreed that Fraunhofer Institute for Solar Energy Systems shall determine whether the quality and technical conditions of said wafers are sufficient to produce 15% electrical efficiency cells and, if applicable, what would be the maximum electrical efficiency to be achieved with wafers of such quality conditions. In such event, Fraunhofer Institute for Solar Energy Systems will be the definitive authority and its decision will be binding between the Parties.

     The purchase price of the wafers shall be agreed between Seller and Buyer for each supply on the basis of the wafers worldwide market conditions, failing which purchase price of said wafers shall be fixed by the parties on the basis of the average purchase price of major recognized international wafer vendors, including but not limited to following vendors: ***. Upon receipt of the quotation of such vendors either party will inform the other party of the appropriate purchase price. It is understood that Buyer shall pay Seller the purchase price of the wafers supplied by Seller pursuant to this Article 11 separated from the Purchase Price of the Manufacturing Line.

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

12.  CONFIDENTIALITY

     Certain matters regarding this relationship embodied by this Agreement may be considered confidential or sensitive to one or the other Party to this Agreement. The Parties agree that all such matters, once identified, will be treated in accordance with the Confidential Disclosure Agreement attached hereto as Attachment E. This Agreement does not confer any right of ownership to any technical data disclosed to Buyer for Process Technology development purposes, and Buyer shall not release any technical data to any third party without the written approval of Seller. It is understood that certain aspects of this Agreement may be required to be revealed to governmental authorities, including without limit *** and United States regulatory authorities.

13.  NO LICENSE

     This Agreement does not convey any license to Buyer to use Seller's name or any form of its corporate identification in any jurisdiction. Buyer is allowed a limited non-exclusive license to use certain technical data for the purpose of developing process technology.

14.  GENERAL PROVISIONS

     a. NO WAIVER. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, or any waiver of the same provision in any other instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

     b. NOTICE. Any notice required or permitted under this Agreement shall be given in writing to the Parties at their respective addresses as specified above, or at such other address for a Party as that Party may specify by notice (i) by delivery in hand or, (ii) registered or certified mail, return receipt requested, or courier or some other form of expedited delivery service that provides for delivery to the sender of a signed receipt. Notice so sent shall be effective upon receipt unless otherwise specified herein or in the notice.

     c. ARBITRATION OF DISPUTES. All disputes arising out of or in connection with this Agreement that cannot be readily or amicably solved by the Parties shall be finally settled pursuant to the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. The place of arbitration shall be *** and the arbitration shall be conducted in the English language.

     d. FORCE MAJEURE. Neither Party to this Agreement shall be responsible to the other Party for delays or errors in its performance or other breach under this Agreement occurring solely by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, fire, labor disputes, flood or catastrophe, acts of God, insurrection, war, riots, severe weather, delays of suppliers if not under Seller's control, or failure of transportation, communication or power supply.

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

     e. MISCELLANEOUS. This Agreement: (i) may be executed in any number of counterparts, each of which, when executed by both Parties to this Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one in the same instrument;
          (ii) shall be governed by and construed under the laws of the ***, without application to the principle of conflict of laws; (iii) except and to the extent expressly provided for in Article 12, this Agreement constitutes the entire agreement between the Parties with respect to its subject matter, superceding all prior oral and written (except as previously noted) written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the Parties in such respect; (iv) may be amended, modified, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both Parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; (vi) shall bind and inure to the benefit of the Parties and their respective legal representatives, successors and assigns, including, without limitation, to a Parties corporate parents or affiliates, provides that no Party may delegate any of its obligations under this Agreement or assign this Agreement except to a related entity or successor by sale or merger, without prior written consent of the other party. This Agreement is in the English language only which language shall be controlling in all aspects.

     f. In the event either Party is in default for a hundred and twenty (120) days in any obligation hereunder, and the other Party has given written notice specifying the claimed particulars of such default, which shall continue for a period of thirty (30) days after the date of such notice, the party giving notice may thereupon terminate this Agreement forthwith by giving the other Party ten (10) days written notice of termination.

15.  UNITED STATES EXPORT REGULATIONS

     Seller is subject to the Export Regulations of the United States Department of Commerce and other regulatory agencies that regulate the export from the United States of certain technical data and information. Because of these regulations, the Parties to this Agreement recognize that Seller can furnish such technical data to Buyer only on the condition that Buyer not re-export the technical data and/or information to any country to which Seller may not, without a validated export license, export such data directly.

16.  COMPLIANCE WITH LAWS GENERALLY

     Both Parties agree that they will diligently comply with all relevant laws, statutes, orders and administrative regulations of all relevant jurisdictions, at all relevant times. Each Party additionally agrees to indemnify and hold the other Party harmless from any governmental action at law that results from the willful or negligent failure of the indemnifying Party to comply with any relevant law, statute, order or administrative regulation. The Parties hereby certify that they are, to the best of their knowledge, compliant with all such laws, statutes, orders, and administrative regulations.

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

17.  ASSIGNMENT

     This Agreement shall not be assignable by either party hereto without the express prior written consent of the other party, except that it may be assigned without such consent to the successors to and assigns of substantially the entire assets and business of such party. No assignment hereof shall be valid without the assumption in writing by such successors or assigns of all obligations under this Agreement. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and inure to the benefit of the assignee.

18.  MAXIMUM AGGREGATE LIABILITY OF SELLER

     Seller shall be exclusively compelled to pay Buyer an aggregate maximum amount of up to US$*** U.S. Dollars) as a consequence of its liability and/or penalties for failure to deliver the Products to the Buyer on due time according to Article 4 above, failure to start the installation beyond the agreed start installation date according to Article 7.a above and loss of profits and other consequential damages resulting from a failure or defect of the equipment/Products(s) according to Attachment D.

     In addition to the above the maximum liability of the Seller for the non satisfactory performance of the Manufacturing Line in accordance with the terms and conditions of Article 5 (c), will be limited to the reduction of the Purchase Price referred to in Article 4.G.

IN WITNESS WHEREOF, the Parties hereto have set their respective hand and seals signifying their concurrence and endorsement with and of the foregoing, in a number of counterpart copies, each of which shall be deemed to be an original for all purposes and deemed effective and binding on the date at the head of this document.

***

/S/ ***
---------------------------------
By:     ***
Title:  ***
Place:  ***
Date:   March 16, 2006


Spire Corporation

/s/ Rodger W. LaFavre
---------------------------------
By:     Rodger W. LaFavre
Title:  Chief Operating Officer, Spire Corporation
Place:  Bedford, Massachusetts, U.S.A.
Date:   March 16, 2006

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT A

                                DATA SHEETS (***)


***





























*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT B

            ACCEPTANCE FORM OF INSTALLATION OF THE MANUFACTURING LINE
                       SIGNED BY APPLICANT AND BENEFICIARY

Agreement:                        Turn-Key Project Agreement dated January 18,
                                  2006

Beneficiary:                      Spire Corporation

Applicant:                        ***

Description of Items Installed
of the Manufacturing Line:        Etch Station: US$***
                                  Dopant Spray Coater: US$***
                                  Belt Diffusion Furnace: US$***
                                  Plasma Etcher: US$***
                                  HF Etch Station: US$***
                                  Surface Resistivity Tester: US$***
                                  PECVD AR Coater: US$***
                                  Vacuum Leak Detector: US$***
                                  Screen Printer & Collater: US$***
                                  Belt IR Drier and Furnace: US$***
                                  Screen Printer & Collater: US$***
                                  Belt IR Dryer: US$***
                                  Screen Printer & Collater: US$***
                                  Belt IR Drier & Furnace: US$***
                                  Screen Cleaner: US$***
                                  Screen Tension Gauge:  US$***
                                  Microscope, Stereo Zoom 10.5 to 45x: US$***
                                  Wafer Lifetime Tester: US$***

                                  Miscellaneous and 30kW of training
                                  Materials: US$***
                                  Spare Parts: Price included above

                                  All transport mechanisms needed
                                  to move and handle the processed
                                  wafers between the major
                                  equipment during the
                                  manufacturing process of the
                                  Manufacturing Line, including
                                  cassettes, carriers, carts and
                                  the like: Price Included above.

This document confirms in entirety the installation of the Manufacturing Line according to the terms and conditions of the aforementioned Agreement entered into by the Applicant and Beneficiary, which is signed below by both parties on [ ].

***                                      SPIRE CORPORATION

Signature:                               Signature:
             -----------------------                  -------------------------
Typed Name:                              Typed Name:
             -----------------------                  -------------------------
Title:                                   Title:
             -----------------------                  -------------------------

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT C

            ACCEPTANCE FORM OF PERFORMANCE OF THE MANUFACTURING LINE
                       SIGNED BY APPLICANT AND BENEFICIARY


Agreement:                     Turn-Key Project Agreement dated January 18, 2006

Beneficiary:                   Spire Corporation

Applicant:                     ***

Description of Performance
of the Manufacturing Line:     Satisfactory Performance


This document confirms in entirety the performance of the Manufacturing Line according to the terms and conditions of the aforementioned Agreement entered into by the Applicant and Beneficiary, which is signed below by both parties on [ ].

***

Signature:
            -------------------------------
Typed Name:
            -------------------------------
Title:
            -------------------------------


SPIRE CORPORATION

Signature:
            -------------------------------
Typed Name:
            -------------------------------
Title:
            -------------------------------


*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT D

                 STANDARD WARRANTY FOR SPIRE EQUIPMENT/PRODUCTS


Seller's Warranty: Seller warrants this equipment/Product(s) against defective components (excluding expendables) and workmanship and warrants that the equipment/Product(s) will operate in accordance with current specification sheets for that equipment/Product(s). Seller's warranty is limited to the repair and replacement of the equipment/Product(s), including all necessary parts and labor, for a period of two (2) years after the date of signing by Seller and Buyer of the Acceptance Form of Installation of the Manufacturing Line referred to in Attachment B of the Agreement. It is understood that Buyer's personnel will be responsible for the replacement of parts of the Product(s) that can reasonably and safely be replaced in under two hours. This warranty is void where it is determined that the equipment/Product(s) in question was subject to accident, negligence, misuse, using the equipment for purposes other than what it was designed for, or not maintaining the equipment/Product(s) in accordance with the specifications and instructions provided. The subject equipment/Product(s) is designed to operate on a nominal 24 hour per day period (exclusive of normal maintenance time), as such, the nominal 24 hour per day operation (exclusive of normal maintenance time) is not considered abuse. Repairs and modifications are warranted only when performed by Seller's personnel or Buyer's personnel authorized by Seller. This warranty is valid only to the original purchaser of the equipment.. Items not covered by this include lamps, test fixtures, vacuum cups filters and other expendable items.

                                  ATTACHMENT E

                        CONFIDENTIAL DISCLOSURE AGREEMENT

AGREEMENT made this 18th day of January 2006 between SPIRE CORPORATION, One Patriots Park, Bedford, Massachusetts, 01730-2396 (hereinafter called "SPIRE"), and *** (hereinafter called "COMPANY").

WHEREAS, COMPANY and SPIRE have represented to each other that each owns, may own or is interested in receiving Proprietary Information (as defined below) pertaining to: The design, engineering, manufacture and marketing, and sale of a Photovoltaic Cell Manufacturing Line as further described in the Turn Key Project Agreement to which this Agreement is attached to: its use and operation, the establishment and operation of a photovoltaic device manufacturing business, business plans and strategies, etc.

WHEREAS, COMPANY and SPIRE intend to exchange Proprietary Information for the following purpose(s): Establishment, development and maintenance of a vendor-customer relationship.

NOW, THEREFORE, for the good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   DEFINITION

     For purposes of this Agreement, "Proprietary Information" means data, reports, specifications, designs, phototypes, test results, trade secrets, processes, patentable inventions, plans and other business, financial ort technical information in written, electronic magnetic or oral form (i) which is known only to the disclosing party, (or to others to whom the disclosing party has voluntarily disclosed it subject to restrictions similar to those set forth in this Agreement); (ii) as to which the disclosing party has taken reasonable precautions against disclosure; and
     (iii) which has been clearly labelled by the disclosing party as "confidential", "proprietary", "secret" or other term or similar import. Orally disclosed Proprietary Information shall retain its character as Proprietary Information so long as the proprietary, protected nature of the disclosed information is conveyed to the recipient: (a) orally at the same meeting or in the same conversation as the Proprietary Information is discussed and in writing within thirty (30) days of the original disclosure; or (b) in writing only, within ten (10) days of the original disclosure, in which case the recipient shall not be held liable for any disclosure of the Proprietary Information prior to it being so labelled.

2.   OBLIGATION TO PROTECT PROPRIETARY INFORMATION

     a. Each party agrees that if it is a recipient under this Agreement, it will not publish or otherwise disclose Proprietary Information received from the disclosing party to any third party or to any person employed by the recipient other than those who have a "need to know" in order to evaluate Proprietary Information and make the decisions contemplated by this Agreement. Any employee, consultant or other agent to whom a recipient party discloses Proprietary Information received for a disclosing party as provided in this Agreement, shall be subject to confidentiality obligations to such recipient party covering the Proprietary Information to at least the same extent as the recipient party is obligated by this Agreement. Each recipient party agrees to exercise reasonable care to protect the disclosing party's Proprietary Information and shall utilize the same procedures and systems to protect such Proprietary Information as it utilizes to protect its own Proprietary Information and other proprietary data.

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

     b. Each party agrees to use Proprietary Information received from the other party only for the purposes described in this Agreement.

     c. Immediately upon the request of the disclosing party, the recipient shall return to the disclosing party any of the disclosing party's Proprietary Information so requested without retaining any copies thereof. Upon termination of the relationship or discussions contemplated by this Agreement, all Proprietary Information shall be returned by the recipient to the disclosing party without retaining any copies thereof.

     d. Unless otherwise stated in writing signed by the parties, a recipient's obligation to protect Proprietary Information shall continue for five (5) years from disclosure.

     e. Company further agrees that it will at no time during the five (5) years from the date written above use its access to Spire employees as an opportunity to solicit their employment elsewhere on Company's or any other party's behalf and for any purpose.

3.   LIMITATIONS ON THE PARTIES' OBLIGATIONS

     No obligation to protect Proprietary Information shall exist under this Agreement with respect to any information which: (a) at the time of disclosure is in the public domain, (b) enters the public domain through no act or failure to act by the recipient, (c) comes into the possession of the recipient from a third party without obligation on the recipient to maintain it in confidence, or (d) at the time of disclosure to the recipient was already known to the recipient as evidenced by appropriate documentation.

4.   EFFECT OF AGREEMENT

     All Proprietary Information remains the property of the disclosing party at all times. This Agreement does not constitute the promise or intention of either party to buy, or sell or market any products or services or to enter into any other type of arrangement or agreement. This Agreement does not constitute or imply the grant of any license or permission to use any intellectual property or Proprietary Information except to the limited extent and for the limited purposes set forth herein.

5.   MISCELLANEOUS

     Any failure by either party to enforce its rights under this Agreement in any one instance shall not constitute a waiver of those rights in any other instance. The Parties acknowledge that a breach of this Agreement by a recipient may result in irreparable harm to the disclosing party not easily measured in monetary damages alone. Therefore, in addition to all other remedies available at law, the parties consent to the imposition of equitable remedies including injunctive relief without the necessity of proof of actual damages. This agreement shall be governed and construed under the laws of the ***.

6.   TERM

     The term of this agreement shall be three (3) year(s) from the date written above, except as to the obligations set forth in paragraph 2.


*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.